Kyle L. Tingle

 CPA, LLC

PERSONAL FINANCIAL PLANNING, BUSINESS SERVICES & TAX PLANNING

Report of Independent Registered Public Accounting  Firm

To the Board of Directors and Stockholders

Galenfeha, Inc.

We  have  audited  the  accompanying  balance  sheets  of  Galenfeha,  Inc..  as  of  March  31,  2013  and  the  related statements  of operations, stockholders’ equity, and cash flows for the period March 14, 2013 (date of inception) through March 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted  our  audit  in accordance  with  the standards  of the Public  Company  Accounting  Oversight  Board (United  States).  Those standards  require  that we plan and perform the audit to obtain reasonable  assurance  about whether the financial statements  are free of material misstatement. The Company  is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal  control  over  financial  reporting  as  a  basis  for  designing  audit  procedures  that  are  appropriate  in  the circumstances,  but not for the  purpose  of expressing  an opinion  on the effectiveness  of the Company's  internal control  over financial  reporting.  Accordingly,  we express no such opinion.  An audit includes examining,  on a test basis, evidence supporting the amounts and disclosures in the fmancial statements.  An audit also includes assessing the accounting  principles  used and significant  estimates  made  by management,  as  well as evaluating  the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Galenfeha, Inc.. as of March 31 , 20 13 and the results of its operations  and cash flows for the period March 14, 2013 (date of inception) through March 31, 2013 in conformity with U.S. generally accepted accounting principles.

The accompanying  financial  statements  have been prepared assuming  that the Company  will continue  as a going concern. As discussed in Note 2 to the financial statements, the Company has limited operations and has limited established  sources  of  revenue.  This  raises  substantial  doubt  about  its  ability  to  continue  as  a going  concern. Management’s plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kyle L. Tingle, CPA, LLC

Kyle L. Tingle, CPA, LLC

May 20, 2013

Las Vegas, Nevada

3145 E. Warm Springs Road • Suite 200 • Las Vegas, Nevada 89120 • PHONE: (702) 450-2200 • FAX: (702) 436-4218

E-MAIL: ktingle@kyletinglecpa.com